Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS THIRD QUARTER NET INCOME OF $33.0 MILLION
Strong Earnings Growth Marked by Higher Revenues and Returns

Rockland, Massachusetts (October 18, 2018) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2018 third quarter net income of $33.0 million, or $1.20 per diluted share, compared to net income of $31.1 million, or $1.13 per diluted share, reported in the prior quarter of 2018. Excluding merger and acquisition expenses incurred in the third and second quarters of 2018 related to the pending MNB Bancorp ("MNB") merger announced on May 29, 2018 and the Blue Hills Bancorp ("BHB") merger announced on September 20, 2018, operating net income was $34.9 million, or $1.27 per diluted share during the third quarter compared to $31.4 million, or $1.14 per diluted share during the second quarter.

“Rockland Trust continued to grow during the third quarter, as loans increased and our net interest margin continued to expand,” said Christopher Oddleifson, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “We also recently announced the signing of an agreement to acquire Blue Hills Bank, a transaction which will improve Rockland Trust’s presence in overlapping and adjacent markets and permit us to expand onto Nantucket Island upon its anticipated closing in the first half of 2019. Our ongoing success is a testament to the hard work of my talented colleagues and the enduring relationships they forge with each other and with the customers and communities that Rockland Trust serves.”

BALANCE SHEET

Total assets of $8.4 billion at September 30, 2018 remained consistent with the prior quarter, and increased by $322.6 million, or 4.0%, as compared to the year ago period.

Total loans grew by 0.7% (2.9% annualized) over the prior quarter. This growth was led by an increase of $27.5 million, or 11.2% on an annualized basis, in commercial and industrial loans with the primary driver being growth in asset-based lending. In addition, there was a $22.4 million, or 11.4% on an annualized basis, increase in residential real estate loans as the portfolio continues to benefit from seasonal demand. Business banking and home equity loans also experienced modest growth during the quarter. The decline in the commercial construction portfolio reflected projects reaching completion during the quarter.

Deposit balances of $7.0 billion in the third quarter of 2018 decreased by $37.3 million, or 0.5%, from the prior quarter. The overall decrease was driven primarily by seasonal declines in the municipal category, offset by strong growth (13.0% on an annualized basis) in demand deposit balances which now comprise 33.5% of total deposits. The total cost of deposits increased by three basis points in the third quarter to 0.30%.

The securities portfolio was up modestly, increasing by $8.7 million, or 0.9%, compared to the prior quarter, due to purchases of $47.2 million, offset by paydowns on existing securities.

The Company's total borrowings of $299.7 million remained relatively consistent with the prior quarter.

Stockholders' equity at September 30, 2018 rose to $998.3 million, an increase of 2.2% from June 30, 2018, due primarily to strong earnings, partially offset by decreases in other comprehensive income largely attributable to unrealized losses on available for sale securities. In addition, stockholders' equity increased by 7.2% compared to the year ago period. Book value per share increased $0.76, or 2.1%, during the third quarter, and the Company's ratio of common equity to assets of 11.92% increased by 26 basis points from the prior quarter and by 36 basis points from the same period a year ago. The Company's tangible book value per share rose by $0.78, or 2.9%, to $27.56 in the third quarter of 2018 from the second quarter and is now 9.7% higher than the year ago period. The Company's ratio of tangible common equity to tangible assets of 9.33% at September 30, 2018 is 27 basis points higher than the prior quarter and 51 basis points above the same period a year ago.

NET INTEREST INCOME

Net interest income for the third quarter increased 4.2% to $76.2 million compared to $73.2 million in the prior quarter, due to solid average earning asset growth and a higher net interest margin. The net interest margin rose to 3.94%, compared to 3.89% in the prior quarter, as the Company continues to benefit from its sustained asset sensitive position.

NONINTEREST INCOME

Noninterest income of $23.3 million in the third quarter of 2018 was $1.4 million, or 6.3%, higher than the prior quarter. Significant changes in noninterest income in the third quarter compared to the prior quarter included the following:

•	Interchange and ATM fees increased by $178,000, or 3.7%, driven mainly by seasonality.

•
Investment management income decreased by $258,000, or 3.8%, due to decreased revenue associated with seasonal tax preparation that occurred in the prior quarter along with lower retail commissions. Total assets under administration were $3.6 billion as of September 30, 2018, representing an increase of $78.3 million from the prior quarter.

•	Mortgage banking income grew by $184,000, or 17.7%, due primarily to an overall increase in new loan originations.

•	The Company received proceeds on life insurance policies during the third quarter, resulting in a gain of $1.5 million.

•	Loan level derivative income decreased by $316,000, or 44.6%, as a result of reduced customer demand in the quarter.

NONINTEREST EXPENSE

Noninterest expense of $55.4 million in the third quarter of 2018 was $2.8 million, or 5.2%, higher than the prior quarter. Significant changes in noninterest expense in the third quarter compared to the prior quarter included the following:

•
Salaries and employee benefits expense increased by $807,000, or 2.7%, reflecting increases in base salaries, incentive compensation and medical insurance, partially offset by a decrease in payroll taxes.

•	Occupancy and equipment expense was lower by $187,000, or 2.9%, mainly due to decreases in cleaning costs, equipment maintenance and repairs and utility costs.

•
Merger and acquisition costs of $2.7 million for the third quarter included $2.1 million attributable to the pending BHB acquisition, which is anticipated to close in the first half of 2019, and $557,000 attributable to the pending MNB acquisition, which is anticipated to close in the fourth quarter of 2018. The majority of these costs include investment banker fees, professional fees, and legal fees.

•
Other noninterest expense decreased by $180,000, or 1.3%, driven by decreases in equity compensation for directors due to a change in the vesting requirements for the 2018 annual director equity grant that was implemented in the second quarter of 2018, partially offset by increases in advertising expense.

The Company generated a return on average assets and a return on average common equity of 1.57% and 13.19%, respectively, in the third quarter of 2018, as compared to 1.52% and 12.85%, respectively, for the prior quarter. On an operating basis, the Company generated a return on average assets and return on average equity of 1.66% and 13.96%, respectively, during the third quarter of 2018, as compared to 1.53% and 12.98%, respectively, for the prior quarter.

The Company’s effective tax rate increased slightly to 23.2% for the third quarter as compared to 22.9% in the prior quarter.
ASSET QUALITY

During the third quarter of 2018, the Company recorded total net charge-offs of $397,000, or 0.02% of average loans on an annualized basis, representing a slight increase from net charge-offs of $305,000 in the prior quarter. The provision for loan losses decreased to $1.1 million for the third quarter of 2018 compared to $2.0 million in the second quarter of 2018 due mainly to decreased loan growth experienced during the current quarter as compared to the prior quarter. Nonperforming loans decreased by 3.6% to $45.4 million, or 0.70% of loans, at September 30, 2018 from $47.1 million, or 0.73% of loans, at June 30, 2018. Total nonperforming assets decreased to $45.6 million at the end of the third quarter, as compared to $47.4 million at the end of the prior quarter. Nonperforming asset levels declined by 14.3% as compared to the year ago period. At September 30, 2018 delinquency as a percentage of loans was 0.71%, representing a decrease of eighteen basis points from the prior quarter.

The allowance for loan losses was $63.2 million at September 30, 2018, as compared to $62.6 million at June 30, 2018. The Company’s allowance for loan losses as a percentage of loans was 0.97% at both September 30, 2018 and June 30, 2018.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer, will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 19, 2018. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 10122971 and will be available through November 2, 2018. Additionally, a webcast replay will be available until October 19, 2019.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. has approximately $8.4 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Named in 2017 to The Boston Globe’s “Top Places to Work” list for the ninth consecutive year, Rockland Trust offers a wide range of banking, investment, and insurance services. The Bank serves businesses and individuals through approximately 100 retail branches, commercial and residential lending centers, and investment management offices in eastern Massachusetts, including Greater Boston, the South Shore, the Cape and Islands, and Rhode Island. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. The Company is an FDIC member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes or volatility in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	inability to raise capital on terms that are favorable;

•	additional regulatory oversight and additional costs associated with the Company's anticipated increase in assets to over $10 billion.

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	our inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•
failure to consummate or a delay in consummating the acquisitions of MNB Bancorp and Blue Hills Bancorp, which are subject to certain standard conditions, including regulatory approvals and shareholder approval for the Blue Hills Bancorp transaction;

•	the inability to realize expected synergies from merger transactions in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those acquired in the MNB Bancorp and Blue Hills Bancorp acquisitions;

•
the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and the Consumer Protection Act and regulatory uncertainty surrounding these laws and regulations;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”).

Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating earnings per share ("EPS"), tangible book value per share and the tangible common equity ratio, and return on average assets and return on average equity on an operating basis.

Operating net income and operating EPS exclude items that management believes are unrelated to its core banking business such as merger and acquisition expenses, and other items, if applicable.  The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by "tangible assets", defined as total assets less goodwill and other intangibles) and with analysis of return on average assets and return on average common equity on an operating basis. The Company has included information on tangible book value per share, the tangible common equity ratio, and return on average assets and return on average common equity on an operating basis because management believes that investors may find it useful to have access to the same analytical tool used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be noncore and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, tangible book value per share, the tangible common equity ratio, and return on average assets and return on average equity on an operating basis, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Robert D. Cozzone
Chief Financial Officer
(781) 982-6723

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	September 30 2018	June 30 2018	September 30 2017	Sept 2018 vs.	Sept 2018 vs.
				Jun 2018	Sept 2017
Assets
Cash and due from banks	$102,540	$113,930	$100,404	(10.00)%	2.13%
Interest-earning deposits with banks	148,307	209,176	158,861	(29.10)%	(6.64)%
Securities
Trading	1,581	1,598	1,298	(1.06)%	21.80%
Equities	20,430	20,133	—	1.48%	100.00%
Available for sale	435,861	442,929	429,125	(1.60)%	1.57%
Held to maturity	553,705	538,261	478,798	2.87%	15.64%
Total securities	1,011,577	1,002,921	909,221	0.86%	11.26%
Loans held for sale (at fair value)	10,431	9,614	5,459	8.50%	91.08%
Loans
Commercial and industrial	1,003,780	976,264	858,522	2.82%	16.92%
Commercial real estate	3,132,491	3,131,337	3,087,160	0.04%	1.47%
Commercial construction	352,491	364,225	395,267	(3.22)%	(10.82)%
Small business	149,200	147,137	130,656	1.40%	14.19%
Total commercial	4,637,962	4,618,963	4,471,605	0.41%	3.72%
Residential real estate	801,810	779,421	756,130	2.87%	6.04%
Home equity - first position	647,132	646,626	615,132	0.08%	5.20%
Home equity - subordinate positions	426,829	422,671	437,163	0.98%	(2.36)%
Total consumer real estate	1,875,771	1,848,718	1,808,425	1.46%	3.72%
Other consumer	13,669	11,590	9,872	17.94%	38.46%
Total loans	6,527,402	6,479,271	6,289,902	0.74%	3.78%
Less: allowance for loan losses	(63,235)	(62,557)	(59,710)	1.08%	5.90%
Net loans	6,464,167	6,416,714	6,230,192	0.74%	3.76%
Federal Home Loan Bank stock	13,107	13,107	11,597	—%	13.02%
Bank premises and equipment, net	95,941	95,838	94,906	0.11%	1.09%
Goodwill	231,806	231,806	231,806	—%	—%
Other intangible assets	7,379	7,918	10,299	(6.81)%	(28.35)%
Cash surrender value of life insurance policies	153,186	153,574	150,352	(0.25)%	1.88%
Other real estate owned and other foreclosed assets	190	245	2,898	(22.45)%	(93.44)%
Other assets	136,866	126,159	146,924	8.49%	(6.85)%
Total assets	$8,375,497	$8,381,002	$8,052,919	(0.07)%	4.01%
Liabilities and Stockholders' Equity
Deposits
Demand deposits	$2,337,221	$2,262,871	$2,183,760	3.29%	7.03%
Savings and interest checking accounts	2,621,926	2,739,228	2,568,620	(4.28)%	2.08%
Money market	1,353,641	1,351,623	1,302,662	0.15%	3.91%
Time certificates of deposit	663,451	659,768	627,900	0.56%	5.66%
Total deposits	6,976,239	7,013,490	6,682,942	(0.53)%	4.39%
Borrowings
Federal Home Loan Bank borrowings	50,767	50,775	53,272	(0.02)%	(4.70)%
Customer repurchase agreements	141,176	142,235	179,670	(0.74)%	(21.42)%
Junior subordinated debentures, net	73,078	73,077	73,071	—%	0.01%
Subordinated debentures, net	34,717	34,705	34,670	0.03%	0.14%
Total borrowings	299,738	300,792	340,683	(0.35)%	(12.02)%
Total deposits and borrowings	7,275,977	7,314,282	7,023,625	(0.52)%	3.59%
Other liabilities	101,215	89,655	98,070	12.89%	3.21%

Total liabilities	7,377,192	7,403,937	7,121,695	(0.36)%	3.59%
Stockholders' equity
Common stock	274	274	273	—%	0.37%
Additional paid in capital	483,222	481,979	477,877	0.26%	1.12%
Retained earnings	527,473	504,926	452,658	4.47%	16.53%
Accumulated other comprehensive income (loss), net of tax	(12,664)	(10,114)	416	25.21%	nm
Total stockholders' equity	998,305	977,065	931,224	2.17%	7.20%
Total liabilities and stockholders' equity	$8,375,497	$8,381,002	$8,052,919	(0.07)%	4.01%
(nm - the percentage is not meaningful)

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	September 30 2018	June 30 2018	September 30 2017	Sept 2018 vs.	Sept 2018 vs.
				Jun 2018	Sept 2017
Interest income
Interest on federal funds sold and short-term investments	$916	$541	$417	69.32%	119.66%
Interest and dividends on securities	6,678	6,514	5,661	2.52%	17.97%
Interest and fees on loans	75,220	72,082	65,667	4.35%	14.55%
Interest on loans held for sale	61	30	33	103.33%	84.85%
Total interest income	82,875	79,167	71,778	4.68%	15.46%
Interest expense
Interest on deposits	5,251	4,587	3,331	14.48%	57.64%
Interest on borrowings	1,390	1,412	1,374	(1.56)%	1.16%
Total interest expense	6,641	5,999	4,705	10.70%	41.15%
Net interest income	76,234	73,168	67,073	4.19%	13.66%
Provision for loan losses	1,075	2,000	—	(46.25)%	100.00%
Net interest income after provision for loan losses	75,159	71,168	67,073	5.61%	12.06%
Noninterest income
Deposit account fees	4,658	4,551	4,401	2.35%	5.84%
Interchange and ATM fees	4,947	4,769	4,525	3.73%	9.33%
Investment management	6,564	6,822	5,967	(3.78)%	10.01%
Mortgage banking income	1,222	1,038	1,338	17.73%	(8.67)%
Increase in cash surrender value of life insurance policies	984	998	1,019	(1.40)%	(3.43)%
Gain on life insurance benefits	1,463	—	—	100.00%	100.00%
Gain on sale of equity securities	4	2	12	100.00%	(66.67)%
Loan level derivative income	392	708	784	(44.63)%	(50.00)%
Other noninterest income	3,030	2,999	2,724	1.03%	11.23%
Total noninterest income	23,264	21,887	20,770	6.29%	12.01%
Noninterest expenses
Salaries and employee benefits	31,095	30,288	29,289	2.66%	6.17%
Occupancy and equipment expenses	6,310	6,497	6,085	(2.88)%	3.70%
Data processing and facilities management	1,287	1,264	1,272	1.82%	1.18%
FDIC assessment	725	691	673	4.92%	7.73%
Merger and acquisition expense	2,688	434	—	nm	100.00%
Loss on sale of equity securities	—	—	1	n/a	(100.00)%
Other noninterest expenses	13,334	13,514	13,990	(1.33)%	(4.69)%
Total noninterest expenses	55,439	52,688	51,310	5.22%	8.05%
Income before income taxes	42,984	40,367	36,533	6.48%	17.66%
Provision for income taxes	9,969	9,249	12,681	7.78%	(21.39)%
Net Income	$33,015	$31,118	$23,852	6.10%	38.42%
(nm - the percentage is not meaningful)

Weighted average common shares (basic)	27,537,841	27,526,653	27,436,792
Common share equivalents	63,499	54,525	76,307
Weighted average common shares (diluted)	27,601,340	27,581,178	27,513,099

Basic earnings per share	$1.20	$1.13	$0.87	6.19%	37.93%
Diluted earnings per share	$1.20	$1.13	$0.87	6.19%	37.93%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net income	$33,015	$31,118	$23,852
Noninterest expense components
Add - merger and acquisition expenses	2,688	434	—
Noncore items, gross	2,688	434	—
Less - net tax benefit associated with noncore items (1)	(756)	(122)	—
Noncore items, net of tax	1,932	312	—
Operating net income	$34,947	$31,430	$23,852	11.19%	46.52%

Diluted earnings per share, on an operating basis	$1.27	$1.14	$0.87	11.40%	45.98%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.94%	3.89%	3.65%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.57%	1.52%	1.18%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.66%	1.53%	1.18%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	13.19%	12.85%	10.18%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	13.96%	12.98%	10.18%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Nine Months Ended
			% Change
	September 30 2018	September 30 2017	Sept 2018 vs.
			Sept 2017

Interest income
Interest on federal funds sold and short-term investments	$1,768	$814	117.20%
Interest and dividends on securities	19,427	16,689	16.41%
Interest and fees on loans	214,486	186,747	14.85%
Interest on loans held for sale	110	68	61.76%
Total interest income	235,791	204,318	15.40%
Interest expense
Interest on deposits	13,773	9,010	52.86%
Interest on borrowings	4,145	4,280	(3.15)%
Total interest expense	17,918	13,290	34.82%
Net interest income	217,873	191,028	14.05%
Provision for loan losses	3,575	1,650	116.67%
Net interest income after provision for loan losses	214,298	189,378	13.16%
Noninterest income
Deposit account fees	13,640	13,337	2.27%

Interchange and ATM fees	13,889	12,881	7.83%
Investment management	19,528	17,576	11.11%
Mortgage banking income	3,130	3,609	(13.27)%
Increase in cash surrender value of life insurance policies	2,929	3,000	(2.37)%
Gain on life insurance benefits	1,463	—	100.00%
Gain on sale of equity securities	6	19	(68.42)%
Loan level derivative income	1,547	2,727	(43.27)%
Other noninterest income	8,882	7,931	11.99%
Total noninterest income	65,014	61,080	6.44%
Noninterest expenses
Salaries and employee benefits	92,483	86,267	7.21%
Occupancy and equipment expenses	20,215	18,302	10.45%
Data processing and facilities management	3,837	3,732	2.81%
FDIC assessment	2,214	2,234	(0.90)%
Merger and acquisition expense	3,122	3,393	(7.99)%
Loss on sale of equity securities	—	6	(100.00)%
Other noninterest expenses	39,707	38,958	1.92%
Total noninterest expenses	161,578	152,892	5.68%
Income before income taxes	117,734	97,566	20.67%
Provision for income taxes	26,046	32,426	(19.68)%
Net Income	$91,688	$65,140	40.76%

Weighted average common shares (basic)	27,517,210	27,242,902
Common share equivalents	62,596	78,043
Weighted average common shares (diluted)	27,579,806	27,320,945

Basic earnings per share	$3.33	$2.39	39.33%
Diluted earnings per share	$3.32	$2.38	39.50%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$91,688	$65,140
Noninterest expense components
Add - merger and acquisition expenses	3,122	3,393
Noncore items, gross	3,122	3,393
Less - net tax benefit associated with noncore items (1)	(878)	(1,241)
Operating net income	$93,932	$67,292	39.59%

Diluted earnings per share, on an operating basis	$3.41	$2.46	38.62%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.87%	3.59%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.49%	1.11%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.53%	1.15%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	12.60%	9.65%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	12.91%	9.96%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	September 30 2018	June 30 2018	September 30 2017
Nonperforming loans
Commercial & industrial loans	$28,742	$30,095	$32,556
Commercial real estate loans	1,960	3,110	3,052
Small business loans	191	384	403
Residential real estate loans	8,076	7,612	8,297
Home equity	6,367	5,861	5,903
Other consumer	58	50	66
Total nonperforming loans	45,394	47,112	50,277
Other real estate owned	190	245	2,898
Total nonperforming assets	$45,584	$47,357	$53,175

Nonperforming loans/gross loans	0.70%	0.73%	0.80%
Nonperforming assets/total assets	0.54%	0.57%	0.66%
Allowance for loan losses/nonperforming loans	139.30%	132.78%	118.76%
Allowance for loan losses/total loans	0.97%	0.97%	0.95%
Delinquent loans/total loans	0.71%	0.89%	0.82%

	Nonperforming Assets Reconciliation for the Three Months Ended
	September 30 2018	June 30 2018	September 30 2017

Nonperforming assets beginning balance	$47,357	$48,071	$54,812
New to nonperforming	4,984	3,642	3,573
Loans charged-off	(847)	(568)	(817)
Loans paid-off	(4,932)	(2,209)	(3,679)
Loans restored to performing status	(921)	(1,490)	(557)
Valuation write down	—	—	(238)
Other	(57)	(89)	81
Nonperforming assets ending balance	$45,584	$47,357	$53,175

	Net Charge-Offs (Recoveries)
	Three Months Ended			Nine Months Ended
	September 30 2018	June 30 2018	September 30 2017	September 30 2018	September 30 2017
Net charge-offs (recoveries)
Commercial and industrial loans	$110	$(55)	$(280)	$176	$3,111
Commercial real estate loans	53	(18)	(286)	15	(343)
Small business loans	101	92	147	208	162
Residential real estate loans	(9)	108	28	136	153
Home equity	16	72	16	133	50
Other consumer	126	106	144	315	373
Total net charge-offs (recoveries)	$397	$305	$(231)	$983	$3,506

Net charge-offs (recoveries) to average loans (annualized)	0.02%	0.02%	(0.01)%	0.02%	0.08%

	Troubled Debt Restructurings At
	September 30 2018	June 30 2018	September 30 2017
Troubled debt restructurings on accrual status	$24,554	$25,528	$26,731
Troubled debt restructurings on nonaccrual status	3,370	4,095	5,776
Total troubled debt restructurings	$27,924	$29,623	$32,507

BALANCE SHEET AND CAPITAL RATIOS
	September 30 2018	June 30 2018	September 30 2017
Gross loans/total deposits	93.57%	92.38%	94.12%
Common equity tier 1 capital ratio (1)	11.92%	11.64%	11.13%
Tier one leverage capital ratio (1)	10.49%	10.39%	10.03%
Common equity to assets ratio GAAP	11.92%	11.66%	11.56%
Tangible common equity to tangible assets ratio (2)	9.33%	9.06%	8.82%
Book value per share GAAP	$36.25	$35.49	$33.94
Tangible book value per share (2)	$27.56	$26.78	$25.12
(1) Estimated number for September 30, 2018.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$180,802	$916	2.01%	$122,116	$541	1.78%	$132,327	$417	1.25%
Securities
Securities - trading	1,608	—	—%	1,599	—	—%	1,299	—	—%
Securities - taxable investments	1,005,787	6,664	2.63%	993,222	6,498	2.62%	908,560	5,642	2.46%
Securities - nontaxable investments (1)	1,992	18	3.58%	2,204	20	3.64%	2,817	29	4.08%
Total securities	$1,009,387	$6,682	2.63%	$997,025	$6,518	2.62%	$912,676	$5,671	2.47%
Loans held for sale	8,340	61	2.90%	4,719	30	2.55%	5,766	33	2.27%
Loans
Commercial and industrial	975,980	11,936	4.85%	943,110	11,116	4.73%	868,358	9,173	4.19%
Commercial real estate (1)	3,144,613	37,048	4.67%	3,092,771	35,175	4.56%	3,104,098	32,875	4.20%
Commercial construction	356,091	4,572	5.09%	416,830	5,256	5.06%	365,143	4,177	4.54%
Small business	147,518	2,183	5.87%	138,758	2,008	5.80%	130,275	1,828	5.57%
Total commercial	4,624,202	55,739	4.78%	4,591,469	53,555	4.68%	4,467,874	48,053	4.27%
Residential real estate	792,154	7,959	3.99%	769,441	7,661	3.99%	749,813	7,656	4.05%
Home equity	1,071,511	11,457	4.24%	1,061,082	10,830	4.09%	1,046,894	10,081	3.82%
Total consumer real estate	1,863,665	19,416	4.13%	1,830,523	18,491	4.05%	1,796,707	17,737	3.92%
Other consumer	13,040	244	7.42%	10,295	211	8.22%	10,619	241	9.00%
Total loans	$6,500,907	$75,399	4.60%	$6,432,287	$72,257	4.51%	$6,275,200	$66,031	4.17%
Total interest-earning assets	7,699,436	$83,058	4.28%	$7,556,147	$79,346	4.21%	$7,325,969	$72,152	3.91%
Cash and due from banks	106,273			100,952			100,228
Federal Home Loan Bank stock	13,107			13,399			12,734
Other assets	547,296			545,994			567,297
Total assets	$8,366,112			$8,216,492			$8,006,228
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,654,157	$1,433	0.21%	$2,664,148	$1,293	0.19%	$2,562,557	$992	0.15%
Money market	1,373,594	2,056	0.59%	1,360,216	1,667	0.49%	1,309,457	1,171	0.35%
Time deposits	652,638	1,762	1.07%	653,373	1,627	1.00%	611,080	1,168	0.76%
Total interest-bearing deposits	$4,680,389	$5,251	0.45%	$4,677,737	$4,587	0.39%	$4,483,094	$3,331	0.29%
Borrowings
Federal Home Loan Bank borrowings	50,770	248	1.94%	62,600	295	1.89%	53,926	302	2.22%
Customer repurchase agreements	148,575	75	0.20%	143,259	64	0.18%	172,387	67	0.15%
Junior subordinated debentures	73,077	640	3.47%	73,076	625	3.43%	73,070	578	3.14%
Subordinated debentures	34,711	427	4.88%	34,699	428	4.95%	34,664	427	4.89%
Total borrowings	$307,133	$1,390	1.80%	$313,634	$1,412	1.81%	$334,047	$1,374	1.63%
Total interest-bearing liabilities	$4,987,522	$6,641	0.53%	$4,991,371	$5,999	0.48%	$4,817,141	$4,705	0.39%
Demand deposits	2,300,943			2,174,571			2,174,600
Other liabilities	84,442			79,266			84,782
Total liabilities	$7,372,907			$7,245,208			$7,076,523
Stockholders' equity	993,205			971,284			929,705

Total liabilities and stockholders' equity	$8,366,112			$8,216,492			$8,006,228

Net interest income		$76,417			$73,347			$67,447

Interest rate spread (2)			3.75%			3.73%			3.52%

Net interest margin (3)			3.94%			3.89%			3.65%

Supplemental Information
Total deposits, including demand deposits	$6,981,332	$5,251		$6,852,308	$4,587		$6,657,694	$3,331
Cost of total deposits			0.30%			0.27%			0.20%
Total funding liabilities, including demand deposits	$7,288,465	$6,641		$7,165,942	$5,999		$6,991,741	$4,705
Cost of total funding liabilities			0.36%			0.34%			0.27%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $183,000, $179,000, and $374,000 for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively, determined by applying the Company's marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2018			September 30, 2017
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$128,646	$1,768	1.84%	$103,437	$814	1.05%
Securities
Securities - trading	1,547	—	—%	1,198	—	—%
Securities - taxable investments	988,885	19,381	2.62%	894,809	16,618	2.48%
Securities - nontaxable investments (1)	2,152	58	3.60%	3,462	109	4.21%
Total securities	$992,584	$19,439	2.62%	$899,469	$16,727	2.49%
Loans held for sale	5,291	110	2.78%	4,086	68	2.23%
Loans
Commercial and industrial	933,163	32,667	4.68%	881,387	26,913	4.08%
Commercial real estate (1)	3,115,076	105,511	4.53%	3,054,336	94,057	4.12%
Commercial construction	390,061	14,499	4.97%	353,134	11,859	4.49%
Small business	139,523	6,053	5.80%	127,938	5,284	5.52%
Total commercial	4,577,823	158,730	4.64%	4,416,795	138,113	4.18%
Residential real estate	772,663	23,121	4.00%	699,793	20,779	3.97%
Home equity	1,061,280	32,492	4.09%	1,024,164	28,233	3.69%
Total consumer real estate	1,833,943	55,613	4.05%	1,723,957	49,012	3.80%
Other consumer	11,340	669	7.89%	10,828	722	8.91%
Total loans	$6,423,106	$215,012	4.48%	$6,151,580	$187,847	4.08%
Total interest-earning assets	$7,549,627	$236,329	4.19%	$7,158,572	$205,456	3.84%
Cash and due from banks	101,642			97,457
Federal Home Loan Bank stock	13,174			13,180
Other assets	546,276			553,129
Total assets	$8,210,719			$7,822,338
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,632,311	$3,819	0.19%	$2,536,954	$2,604	0.14%
Money market	1,357,488	5,087	0.50%	1,285,492	2,963	0.31%
Time deposits	646,055	4,867	1.01%	618,518	3,443	0.74%
Total interest-bearing deposits	$4,635,854	$13,773	0.40%	$4,440,964	$9,010	0.27%
Borrowings
Federal Home Loan Bank borrowings	62,055	803	1.73%	61,206	1,123	2.45%
Customer repurchase agreements	149,174	205	0.18%	161,850	178	0.15%
Junior subordinated debentures	73,076	1,855	3.39%	73,074	1,697	3.10%
Subordinated debentures	34,699	1,282	4.94%	34,652	1,282	4.95%
Total borrowings	$319,004	$4,145	1.74%	$330,782	$4,280	1.73%
Total interest-bearing liabilities	$4,954,858	$17,918	0.48%	$4,771,746	$13,290	0.37%
Demand deposits	2,202,305			2,063,668
Other liabilities	80,964			84,063
Total liabilities	$7,238,127			$6,919,477
Stockholders' equity	972,592			902,861

Total liabilities and stockholders' equity	$8,210,719			$7,822,338

Net interest income		$218,411			$192,166

Interest rate spread (2)			3.71%			3.47%

Net interest margin (3)			3.87%			3.59%

Supplemental Information
Total deposits, including demand deposits	$6,838,159	$13,773		$6,504,632	$9,010
Cost of total deposits			0.27%			0.19%
Total funding liabilities, including demand deposits	$7,157,163	$17,918		$6,835,414	$13,290
Cost of total funding liabilities			0.33%			0.26%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $538,000 and $1.1 million for the nine months ended September 30, 2018 and 2017, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

APPENDIX A

(Unaudited, dollars in thousands, except per share data)

The following table summarizes the calculation of the Company's tangible common equity ratio and tangible book value per share at the dates indicated:

	September 30 2018	June 30 2018	September 30 2017
Tangible common equity
Stockholders' equity (GAAP)	$998,305	$977,065	$931,224	(a)
Less: Goodwill and other intangibles	239,185	239,724	242,105
Tangible common equity	$759,120	$737,341	$689,119	(b)
Tangible assets
Assets (GAAP)	$8,375,498	$8,381,002	$8,052,919	(c)
Less: Goodwill and other intangibles	239,185	239,724	242,105
Tangible assets	$8,136,313	$8,141,278	$7,810,814	(d)

Common Shares	27,540,843	27,532,524	27,437,791	(e)

Common equity to assets ratio (GAAP)	11.92%	11.66%	11.56%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	9.33%	9.06%	8.82%	(b/d)
Book value per share (GAAP)	$36.25	$35.49	$33.94	(a/e)
Tangible book value per share (Non-GAAP)	$27.56	$26.78	$25.12	(b/e)

APPENDIX B

(Unaudited, dollars in thousands)

The following table summarizes the impact of noncore items on of the Company's calculation of noninterest income and noninterest expense, as well as the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30 2018	June 30 2018	September 30 2017	September 30, 2018	September 30, 2017
Net interest income (GAAP)	$76,234	$73,168	$67,073	$217,873	$191,028	(a)

Noninterest income (GAAP)	$23,264	$21,887	$20,770	$65,014	$61,080	(b)
Noninterest income on an operating basis (Non-GAAP)	$23,264	$21,887	$20,770	$65,014	$61,080	(c)

Noninterest expense (GAAP)	$55,439	$52,688	$51,310	$161,578	$152,892	(d)
Less:
Merger and acquisition expense	2,688	434	—	3,122	3,393
Noninterest expense on an operating basis (Non-GAAP)	$52,751	$52,254	$51,310	$158,456	$149,499	(e)

Total revenue (GAAP)	$99,498	$95,055	$87,843	$282,887	$252,108	(a+b)
Total operating revenue (Non-GAAP)	$99,498	$95,055	$87,843	$282,887	$252,108	(a+c)

Ratios
Noninterest income as a % of total revenue (GAAP based)	23.38%	23.03%	23.64%	22.98%	24.23%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP)	23.38%	23.03%	23.64%	22.98%	24.23%	(c/(a+c))
Efficiency ratio (GAAP based)	55.72%	55.43%	58.41%	57.12%	60.65%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP)	53.02%	54.97%	58.41%	56.01%	59.30%	(e/(a+c))